UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Jade Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40544	83-1377888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent St., Building 23
Suite 105
Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 312-3013

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	JBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2026, the Board of Directors (the “Board”) of Jade Biosciences, Inc. (the “Company”) appointed Mark Eisner, M.D., M.P.H., to serve as a Class I director of the Company, to hold office until the Company’s 2028 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation, death or removal. The Board also appointed Dr. Eisner to serve as a member of the Nominating and Corporate Governance Committee of the Board.

Dr. Eisner most recently served as Executive Vice President and Chief Medical Officer of Vir Biotechnology, Inc. (Nasdaq: VIR) from June 2024 to April 2026, where he oversaw clinical development, regulatory sciences, and medical affairs. Previously, he served as Chief Medical Officer at Sonoma Biotherapeutics, Inc., a private clinical-stage biotechnology company, from September 2023 to June 2024. From 2020 to September 2023, he served as Executive Vice President, Chief Medical Officer at FibroGen, Inc. (now known as Kyntra Bio, Inc.) (Nasdaq: KYNB), a biopharmaceutical company. Prior to FibroGen, Dr. Eisner spent nearly 11 years at Genentech, Inc., a member of the Roche Group, including as Senior Vice President, Global Head of Product Development Immunology, Infectious Disease and Ophthalmology from 2018 to 2020. Prior to entering industry, Dr. Eisner was Professor of Medicine and Anesthesia at the University of California, San Francisco. Dr. Eisner currently serves as a member of the board of directors of Zura Bio Ltd. (Nasdaq: ZURA). Dr. Eisner completed his A.B. degree in human biology at Stanford University and his M.D. degree at the University of Pennsylvania School of Medicine. He also holds an M.P.H. focusing on epidemiology from the University of California, Berkeley, School of Public Health.

In connection with his appointment to the Board, Dr. Eisner is expected to enter into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-4/A (File No. 333-283562), filed with the Securities and Exchange Commission on March 14, 2025. Dr. Eisner will be eligible to receive an annual cash retainer in accordance with the Company’s non-employee director compensation program (the “Program”), as generally described under the “Director Compensation” section of the Company’s definitive proxy statement filed with the SEC on April 28, 2026. In addition, in accordance with the Program, the Board granted Dr. Eisner a stock option to purchase 47,675 shares of the Company’s common stock, par value $0.0001 per share (the “Option”) pursuant to the terms of the Company’s 2025 Stock Incentive Plan. The Option will vest in equal monthly installments over three years following the date of grant, subject to continued service through each vesting date. The Option will also vest in full upon a change in control, subject to continued service through the time of such transaction.

There are no family relationships between Dr. Eisner and any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Eisner and any other person pursuant to which he was appointed as a director of the Company. Dr. Eisner is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

On June 26, 2026, the Company issued a press release announcing Dr. Eisner’s election to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued on June 26, 2026.

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jade Biosciences, Inc.

Date: June 26, 2026	By:	/s/ Bradford Dahms
	Name:	Bradford Dahms
	Title:	Chief Financial Officer and Treasurer